UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 2, 2006

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6680 N. Highway 49 Lino Lakes, MN	55014
(Address of Principal Executive Offices)	(Zip Code)

(651) 784-1250
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

          On June 2, 2006, Northern Technologies International Corporation (“NTIC”) entered into a Purchase and Sale Agreement with Underground Properties, LLC pursuant to which NTIC agreed to sell the real property and building in which NTIC’s current corporate headquarters is located for a purchase price of $870,000.  A copy of the Purchase and Sale Agreement, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by this reference.  As previously announced in a prior Current Report on Form 8-K, on May 3, 2006, NTIC has structured the sale of its current corporate headquarters located in Lino Lakes, Minnesota and the purchase of its new corporate headquarters located in Circle Pines, Minnesota in such a manner so as to qualify as a like-kind exchange within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), although no assurance can be given, however, that the transaction will qualify as a Code Section 1031 like-kind exchange.  On May 3, 2006, NTIC completed the first step in the Code Section 1031 transaction by purchasing, through a qualified intermediary within the meaning of Code Section 1031, the real estate and building for its  new corporate headquarters located in Circle Pines, Minnesota.

          The Purchase and Sale Agreement contains customary representations, warranties, covenants and closing conditions.  NTIC currently expects to close the sale of its current corporate headquarters pursuant the Purchase and Sale Agreement in September 2006.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits. The following exhibit is filed herewith:

	Exhibit No.	Description

	10.1	Purchase and Sale Agreement dated as of June 2, 2006 between Northern Technologies International Corporation and Underground Properties, LLC

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By:

Matthew C. Wolsfeld
Chief Financial Officer
Dated: June 5, 2006

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

10.1	Purchase and Sale Agreement dated as of June 2, 2006 between Northern Technologies International Corporation and Underground Properties, LLC	Filed herewith